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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We have issued our reports dated August 29, 2016 with respect to the consolidated financial statements and internal control over financial reporting of Lannett Company, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2016, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in the Registration Statement, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
May 12, 2017

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm